UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2014

Commission File Number: 000-52752

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-0439650
(IRS Employer Identification Number)

9550 South Eastern Avenue

Suite 253, Las Vegas, NV 89123

(Address of principal executive offices)

(702) 818-1775
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item  8.01

Other Events

On January 24, 2014, we disseminated a news release stating that we have filed on Sedar.com, at the request of the British Columbia Securities Commission (“BCSC”), an amended NI 43-101 Technical Report (“Report”) on our Metates Mine Property (“Metates Property”) located in the Mexican State of Sinaloa, approximately 110 kilometers northeast of the city of Mazatlan. The amended Report states that no mineral reserves or resources have been defined at the Metates Property that comply with standards set forth in NI 43-101. We have withdrawn any previous claims that a resource exists on the Metates Property.

The Report concludes:

•

The geological setting and mineralization are strongly analogous to those at several other properties in the western Sierra Madre of Mexico.

•

The Metates vein system is clearly of the epithermal type and has the potential to contain supergene enriched mineralization below the current workings or along strike and perhaps below other old workings on the concessions.

•

Drilling the projected down-dip extensions of the mined-out mineralized zones will be necessary to determine if such mineralization is present.

•

Prior to any drilling it will be necessary to review and compile all the available underground mapping data to obtain a clearer view of mineralization at the Metates Property and in the surrounding area.

•

Other old workings on the property should also be investigated, to the extent practical.

•

At the current level of knowledge, undeveloped sulfide mineralization that may be present below the existing workings at the Metates Property appears to be the best exploration target, but that may be because very little is known about the other old workings.

•

The nature of further work on the property will be contingent on the results of preliminary exploratory work.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

99.1

News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2014	SILVER STREAM MINING CORP.

	By:	/s/ Terrence Byberg
Terrence Byberg
President